PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2015

NEW YORK, NY -- (Marketwired - February 04, 2016) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the first fiscal quarter ended December 31, 2015.

HIGHLIGHTS
Quarter ended December 31, 2015
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $    460.1
  Net assets                                                     $    367.0
  Net asset value per share                                      $    13.73
  Credit Facility                                                $     95.7

Yield on debt investments at quarter-end                                8.2%

Operating Results:
  Net investment income                                          $      5.1
  GAAP net investment income per share                           $     0.19
  Credit Facility amendment costs per share                      $     0.03
  Core net investment income per share (1)                       $     0.22
  Distributions declared per share                               $    0.285

Portfolio Activity:
  Purchases of investments                                       $     99.2
  Sales and repayments of investments                            $     26.9

  Number of new portfolio companies invested                             10
  Number of existing portfolio companies invested                         5
  Number of portfolio companies at quarter-end                           83

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the costs associated with amending our multi-
    currency, senior secured revolving credit facility, or the Credit
    Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 5, 2016

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 5, 2016 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 554-1417 approximately 5-10 minutes prior to the call. International callers should dial (719) 457-2617. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 19, 2016 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6763054.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2015, our portfolio totaled $460.1 million and consisted of $403.2 million of senior secured debt, $47.1 million of second lien secured debt and $9.8 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 92% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 1% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $6.7 million as of December 31, 2015. Our overall portfolio consisted of 83 companies with an average investment size of $5.5 million, had a weighted average yield on debt investments of 8.2%, and was invested 88% in senior secured debt, 10% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2015, our portfolio totaled $391.3 million and consisted of $335.0 million of senior secured debt, $47.9 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 92% with a LIBOR or prime floor) and 3% fixed-rate investments. As of September 30, 2015, we had one company on non-accrual, representing 1.6% and 0.9% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $6.0 million as of September 30, 2015. Our overall portfolio consisted of 76 companies with an average investment size of $5.1 million, had a weighted average yield on debt investments of 7.9%, and was invested 86% in senior secured debt, 12% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended December 31, 2015, we invested $99.2 million in ten new and five existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the three months ended December 31, 2015 totaled $26.9 million.

For the three months ended December 31, 2014, we invested $47.0 million in eight new and five existing portfolio companies with a weighted average yield on debt investments of 8.5%. Sales and repayments of investments for the three months ended December 31, 2014 totaled $44.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2015 and 2014.

Investment Income

Investment income for the three months ended December 31, 2015 was $8.8 million and was attributable to $7.3 million from senior secured debt, $1.4 million from second lien secured debt and $0.1 million from subordinated debt, respectively. Investment income for the three months ended December 31, 2014 was $7.5 million and was attributable to $5.8 million from senior secured debt and $1.7 million from second lien secured debt and subordinated debt. The increase in investment income compared with the same period in the prior year was primarily due to the growth of our portfolio at cost.

Expenses

Expenses for the three months ended December 31, 2015 totaled $3.7 million. Base management fee for the same period totaled $1.1 million, incentive fee totaled zero, Credit Facility expenses totaled $1.8 million (including $0.9 million of Credit Facility amendment expenses) and general and administrative expenses totaled $0.8 million. Expenses for the three months ended December 31, 2014 totaled $2.0 million. Base management fee for the same period totaled $0.9 million, incentive fee totaled $(0.3) million (including $(0.4) million on realized gains and $(0.6) million on unrealized gains accrued but not payable), Credit Facility expenses totaled $0.9 million, general and administrative expenses totaled $0.4 million and excise taxes were $0.1 million. The increase in expenses compared with the same period in the prior year was primarily due to Credit Facility amendment expenses and base management fee as a result from the growth of our portfolio.

Net Investment Income

Net investment income totaled $5.1 million, or $0.19 per share, for the three months ended December 31, 2015, and $5.5 million, or $0.37 per share, for the three months ended December 31, 2014. Core net investment income, a non-GAAP financial measure, totaled $6.0 million and $4.5 million, or $0.22 and $0.30 per share, for the three months ended December 31, 2015 and 2014, respectively. The decrease in net investment income per share compared to the same period in the prior year was primarily due to the issuance of new shares in connection with our acquisition of MCG Capital Corporation in August 2015.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2015 totaled $26.9 million and realized losses totaled $3.2 million. Sales and repayments of investments totaled $44.9 million and realized losses totaled $0.2 million for the three months ended December 31, 2014. The increase in realized losses compared with the same period in the prior year was primarily due to the changes in market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2015 and 2014, we reported net unrealized depreciation on investments of $0.7 million and $4.9 million, respectively. As of December 31, 2015 and September 30, 2015, our net unrealized depreciation on investments totaled $6.7 million and $6.0 million, respectively. The net change in unrealized depreciation on our investments was driven primarily by changes in the capital market conditions, financial performance of certain portfolio companies, and the reversal of unrealized depreciation (appreciation) of investments sold.

For the three months ended December 31, 2015 and 2014, we reported net unrealized depreciation on our Credit Facility of $0.6 million and $0.1 million, respectively. The change compared with the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $1.7 million, or $0.07 per share, for the three months ended December 31, 2015. This compares to a net change in net assets resulting from operations of $0.4 million, or $0.03 per share, for the three months ended December 31, 2014. The increase in the change in net assets from operations compared to the same period in the prior year was primarily due to a net decrease in realized and unrealized losses offset by lower net investment income. We continue to find attractive investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our $350 million Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2015 and September 30, 2015, we had $95.7 million and $29.6 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had an interest rate of 2.43% and 2.20%, respectively, excluding undrawn commitment fees as of December 31, 2015 and September 30, 2015. The annualized weighted average cost of debt for the three months ended December 31, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 5.95% and 2.47%, respectively.

As of December 31, 2015 and September 30, 2015, we had $253.7 million and $260.4 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

On December 31, 2015 and September 30, 2015, we had cash equivalents of $14.0 million and $21.4 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $66.5 million for the three months ended December 31, 2015, and our financing activities provided cash of $59.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities provided cash of $12.2 million for the three months ended December 31, 2014, and our financing activities used cash of $14.9 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investments and our financing activities used cash primarily from net repayments under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2015 and 2014, we declared distributions of $0.285 and $0.270 per share, respectively, for total distributions of $7.6 million and $4.0 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

          PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             December 31,    September 30,
                                                 2015             2015
                                             (unaudited)
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost--$464,023,806 and
   $394,561,175, respectively)             $   457,289,068  $   388,535,383
  Controlled, affiliated investments
   (cost--$2,777,132 and $2,777,132,
   respectively)                                 2,776,507        2,776,507
                                           ---------------  ---------------
  Total of investments (cost--$466,800,938
   and $397,338,307, respectively)             460,065,575      391,311,890
Cash equivalents                                14,035,946       21,428,514
Interest receivable                              2,273,976        1,959,404
Prepaid expenses and other assets                1,480,015        1,420,529
                                           ---------------  ---------------
    Total assets                               477,855,512      416,120,337
                                           ---------------  ---------------
Liabilities
Distributions payable                            2,539,357        2,539,357
Payable for investments purchased               10,802,662        9,367,500
Credit Facility payable (cost--$96,300,000
 and $29,600,000, respectively)                 95,698,125       29,600,000
Interest payable on Credit Facility                339,854          224,633
Management fee payable                           1,077,741          956,115
Performance-based incentive fee payable                 --            2,936
Accrued other expenses                             378,516          539,347
                                           ---------------  ---------------
    Total liabilities                          110,836,255       43,229,888
                                           ---------------  ---------------
Commitments and contingencies
Net assets
Common stock, 26,730,074 shares issued and
 outstanding. Par value $0.001 per share
 and 100,000,000 shares authorized.                 26,730           26,730
Paid-in capital in excess of par value         371,502,801      371,502,801
Undistributed net investment income              4,459,360        6,991,473
Accumulated net realized (loss) gain on
 investments                                    (2,836,146)         395,862
Net unrealized depreciation on investments      (6,735,363)      (6,026,417)
Net unrealized depreciation on Credit
 Facility                                          601,875               --
                                           ---------------  ---------------
    Total net assets                       $   367,019,257  $   372,890,449
                                           ---------------  ---------------
    Total liabilities and net assets       $   477,855,512  $   416,120,337
                                           ===============  ===============
Net asset value per share                  $         13.73  $         13.95
                                           ===============  ===============

          PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                            Three Months Ended December 31,
                                           --------------------------------
                                                 2015             2014
                                           ---------------  ---------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                 $     8,612,862  $     7,448,774
  Other income                                     102,685           27,946
From controlled, affiliated investments:
  Interest                                          40,933               --
                                           ---------------  ---------------
  Total investment income                        8,756,480        7,476,720
                                           ---------------  ---------------
Expenses:
  Base management fee                            1,077,740          883,370
  Performance-based incentive fee                   (2,936)        (314,057)
  Interest and expenses on Credit Facility         939,682          885,758
  Administrative services expenses                 200,000          226,000
  Other general and administrative
   expenses                                        548,314          217,203
                                           ---------------  ---------------
  Expenses before provision for taxes and
   amendment costs                               2,762,800        1,898,274
  Provision for taxes                                   --          110,000
  Credit Facility amendment costs                  907,722               --
                                           ---------------  ---------------
  Total expenses                                 3,670,522        2,008,274
                                           ---------------  ---------------
  Net investment income                          5,085,958        5,468,446
                                           ---------------  ---------------
Realized and unrealized loss on
 investments and Credit Facility:
Net realized loss on investments                (3,232,008)        (173,989)
Net change in unrealized depreciation on:
  Non-controlled, non-affiliated
   investments                                    (708,946)      (4,897,130)
  Credit Facility depreciation                     601,875           40,875
                                           ---------------  ---------------
  Net change in unrealized depreciation on
   investments and Credit Facility                (107,071)      (4,856,255)
                                           ---------------  ---------------
Net realized and unrealized loss from
 investments and Credit Facility                (3,339,079)      (5,030,244)
                                           ---------------  ---------------
Net increase in net assets resulting from
 operations                                $     1,746,879  $       438,202
                                           ===============  ===============
Net increase in net assets resulting from
 operations per common share               $          0.07  $          0.03
                                           ===============  ===============
Net investment income per common share     $          0.19  $          0.37
                                           ===============  ===============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com